Calculation of Filing Fee Tables
S-3
Brixmor Property Group Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common stock, par value $0.01 per share	457(o)			$ 116,621,440.00	0.0001381	$ 16,105.42
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities	2	Equity	Common stock, par value $0.01 per share	415(a)(6)						S-3	333-268091	11/01/2022	$ 31,228.32
			Total Offering Amounts:				$ 116,621,440.00		$ 16,105.42
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 16,105.42
Offering Note
[1]	(1) Pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended, $283,378,560.00 of unsold securities (the "Unsold Securities") were carried forward pursuant to the registrant's registration statement on Form S-3 (No. 333-268091), which was declared effective on November 1, 2022 (the "Prior Registration Statement"). In connection with the registration of the Unsold Securities, a registration fee of $31,228.32 (based on the filing fee rate in effect at the time of the filing of the Prior Registration Statement) was previously paid. Pursuant to Rule 415(a)(6), the filing fee of $31,228.32 associated with the offering of the Unsold Securities will continue to be applied to the Unsold Securities registered hereunder.

[2]	See Note 1

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A